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                                                                   Exhibit 10.22


                            SENIOR ADVISOR AGREEMENT

         This Senior Advisor Agreement (the "Agreement") made this 10th day of June, 1998, by and between GAYLORD ENTERTAINMENT COMPANY (the "Company") and JACK J. VAUGHN ("Vaughn").

                                    RECITALS:

         As of February 28, 1998 Vaughn relinquished his title and responsibilities as President, Opryland Hotel and Attractions, and became Chairman, Opryland Lodging Group, while retaining his position as Vice President of the Company.

         Vaughn has indicated his intentions of retiring from his various positions with the Company effective December 31, 1998, but has agreed, pursuant to the terms of this Agreement, to continue to serve as a senior advisor to the Company. This Agreement sets forth the terms and conditions under which Vaughn will be retained by the Company.

                                    AGREEMENT

         1. Vaughn shall retire from all currently held positions with the Company effective December 31, 1998. During the remainder of 1998, Vaughn will retain his current salary and will be entitled to the use of a luxury car and all other benefits and perquisites available to members of the Executive Committee. The Company will also make available to Vaughn a financial planning allowance of up to $25,000 to be utilized with respect to financial and estate planning. It is anticipated that all financial planning to which this allowance applies shall be undertaken and billed for prior to December 31, 1998.

         2. Commencing January 1, 1999, Vaughn shall serve as a senior advisor to the Company for a period of two years, ending on December 31, 2000. During this two-year period Vaughn will provide counseling and advisory assistance as may be requested from time to time by Jack Gaines or David Jones, or by the Chief Executive Officer of the Company; provided that Vaughn shall not be required to spend in excess of two days per week on any such matters relating to the Company; and provided further that the particular hours for rendering the services called for hereunder shall be within Vaughn's discretion. Vaughn's compensation as senior advisor for this two-year period will be $200,000 per year, payable monthly, and Vaughn shall be entitled to reimbursement (in accordance with the policies and procedures established by the Company) for all reasonable and necessary expenses incurred by him in performing services as senior advisor, provided that the Company shall be entitled to approve such expenses in advance.

         3. The Company will have the right to terminate the senior advisory arrangement at any time without cause by paying out the balance of the compensation due to Vaughn under the senior advisory arrangement for the remainder of the two-year period. In the event of Vaughn's death prior to the expiration of the two-year period, the balance due for the remainder of the period shall be payable to Vaughn's estate. During the period of the senior advisory relationship, Vaughn and the Chief Executive Officer will jointly determine whether an official title should be associated with Vaughn's position.



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         4. For the period of the senior advisory arrangement, Vaughn will not, directly or indirectly, without the Company's prior written approval, own, manage, operate, control, or participate in the ownership, management, operation or control of, or be connected as an officer, employee, consultant, partner, director or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any Competitive Business (as defined below); provided that the ownership of five (5%) percent or less of the voting stock of any publicly held corporation shall not constitute a violation of this Agreement. For purposes of this Agreement, Competitive Business shall mean any hotel or hospitality company or business operation located in the United States or Canada.

         5. Vaughn agrees to keep the terms of this Agreement confidential and to refrain from disclosing to any person the provisions hereof unless otherwise required by law.

         6. This Agreement expresses the entire understanding of the parties hereto, and shall be governed by the laws of the State of Tennessee.

         Entered and agreed to as of the day and year first above written.

                                      COMPANY

                                      GAYLORD ENTERTAINMENT COMPANY


                                      BY:
                                           -----------------------------------
                                           Terry E. London, President and
                                           Chief Executive Officer


                                      VAUGHN


                                      -----------------------------------------
                                      Jack J. Vaughn




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